MANAGEMENT SERVICES AGREEMENT
Dated as of August 9, 2006
between
RAFT RIVER ENERGY I LLC
and

U.S. GEOTHERMAL SERVICES, LLC

*** CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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EXHIBITS

Exhibit A	Reimbursable O&M Costs
Exhibit B	Annual O&M Budget for Fiscal Year 2006 and Fiscal Year 2007
Exhibit C	Pro Forma O&M Budget for Fiscal Years 2008 to 2028
Exhibit D	Map of Site

SCHEDULES

Schedule 6.1	Management Fee
Schedule 6.3	Expected Revenues

1

MANAGEMENT SERVICES AGREEMENT

          THIS MANAGEMENT SERVICES AGREEMENT, dated as of August 9, 2006 (the “Effective Date”), by and between Raft River Energy I LLC, a Delaware limited liability company (“Owner”), and U.S. Geothermal Services, LLC, a Delaware limited liability company (“Operator”).

RECITALS

          WHEREAS, Owner will own a power generating facility located at the Site (as defined herein) (the “Facility”); and

          WHEREAS, Operator Parent and Ormat Nevada, Inc., a Delaware corporation (“EPC Contractor”), are parties to the EPC Contract (as defined herein); and

          WHEREAS, Operator Parent will assign its rights and obligations under the EPC Contract to Owner pursuant to the Transfer Plan (as defined in the LLC Operating Agreement); and

          WHEREAS, Operator Parent and Idaho Power Company, an Idaho corporation (“IPCo”), are parties to a Firm Energy Sales Agreement (the “Energy Sales Agreement”), concerning the sale of electric energy from the Facility to IPCo; and

          WHEREAS, Operator Parent will assign its rights and obligations under the Energy Sales Agreement to Owner pursuant to the Transfer Plan (as defined in the LLC Operating Agreement); and

          WHEREAS, Owner wishes to retain Operator to perform certain services as more fully described below; and

          WHEREAS, Operator agrees to provide such services on the terms and conditions set forth in this Agreement; and

          WHEREAS, Operator Parent expects to derive benefit, directly or indirectly, from Owner’s retention of Operator to provide the services contemplated herein.

          NOW, THEREFORE, in consideration of the agreements herein contained and other good and valuable consideration, the parties hereby agree as follows.

ARTICLE I

AGREEMENT AND DEFINITIONS

          SECTION 1.1      Agreement.

          The purpose of this Agreement is to define the terms under which Operator shall provide the Services for Owner. Operator shall perform the Services hereunder as an independent contractor. Legal title to all property purchased by Operator under the terms of this Agreement shall pass immediately to and vest in Owner upon the passage of title from the vendor or supplier thereof to Operator.

          SECTION 1.2      Definitions.

          Unless otherwise required by the context in which any capitalized term appears, capitalized terms used in this Agreement shall have the definitions specified in this Section 1.2. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the LLC Operating Agreement. The singular shall include the plural and the masculine shall include the feminine and neuter, as the context requires. References to “Articles,” “Sections,” “Schedules” or “Exhibits” shall be to Articles, Sections, Schedules or Exhibits of this Agreement, unless otherwise expressly provided. All references herein to any agreements shall be to such agreement as amended and supplemented or modified to the date of reference. All references to a particular entity shall include a reference to such entity’s successors and permitted assigns. The words “herein,” “hereof” and “hereunder” shall refer to this Agreement as a whole and not to any particular section or subsection of this Agreement. “Includes” or “including” shall mean “including without limitation.”

          “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person. The term “control” (including with correlative meanings, the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided that solely for the purposes of this Agreement, Operator and its Affiliates (determined as provided above, but excluding Owner) shall not be considered to be Affiliates of Owner.

          “Agreement” means this Management Services Agreement, including all Exhibits and Schedules hereto.

          “Annual O&M Budget” means the annual budget of O&M Costs approved by Owner Management Committee as contemplated by Article V.

          “Applicable Law” means any law, statute, ordinance, rule, regulation or permit issued by a Governmental Authority, and any ruling, judgment, order, decree or other requirement having the force of law, including any official interpretation of any of the foregoing, of or by any Governmental Authority, as in effect from time to time, which is applicable to either party, its respective properties and businesses or the transactions contemplated by this Agreement.

          “Bankruptcy” means, with respect to any Person, a situation in which (i) such Person shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer or consent seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the present or future applicable federal, state or other statute or law relative to bankruptcy, insolvency, or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of such Person or of all or any substantial part of its properties (the term “acquiesce” as used in this definition, includes the failure to file a petition or motion to vacate or discharge any order, judgment or decree within 45 days after entry of such order, judgment or decree); a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against such Person seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act, or any other present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency, or other relief for debtors, and such Person shall acquiesce in the entry of such order, judgment or decree or such order, judgment or decree shall remain unvacated and unstayed for 45 days from the date of entry thereof, or any trustee, receiver, conservator or liquidator of such Person or of all or any substantial part of its property shall be appointed without the consent or acquiescence of such Person and such appointment shall remain unvacated and unstayed for 45 days whether or not consecutive; (ii) such Person shall admit in writing its inability to pay its debts as they mature; (iii) such Person shall give notice to any Governmental Authority of insolvency or pending insolvency, or suspension or pending suspension of operations; or (iv) such Person shall make an assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors.

          “Budgeted Amount for Completion” means the aggregate Capital Contributions of the Members under the LLC Operating Agreement plus any liquidated damages recovered from any Person under a Construction Contract.

          “Business Day” means any day other that a Saturday, Sunday or any other day on which banks in the City of New York, New York are required or authorized by law to be closed.

          “Confidential Information” means (a) any information (oral or written) furnished by or on behalf of any of the Members concerning it or its owners, members, partners, officers, directors, employees, agents, representatives, advisors or Affiliates, or the Company, and (b) any materials prepared in connection with Meetings of the Members or Meetings of the Directors; provided, that the term “Confidential Information” shall not include any information that (i) was already known by or in the possession of the receiving Person prior to the furnishing of such information by the disclosing Person, (ii) was or is in the public domain (either prior to or after the furnishing of such document or information) through no fault of such receiving Person and not in violation of this Agreement, (iii) was acquired by such receiving Person from another source (if such receiving Person was not aware at the time of such acquisition that such source was under an obligation of confidentiality with respect to such information) or (iv) is independently developed by the receiving Person without use of Confidential Information.

          “Construction Contracts” means the EPC Contract, the Drilling Contract, the Interconnection Agreement, the Master Services Agreements, the Pipeline Construction Contract, the Power Line Construction Contract and all other contracts relevant to the build-out and construction of the Facility.

          “Deferred Amount” has the meaning set forth in Section 6.1(b) .

          “Drilling Contract” means the Daywork Drilling Contract, dated as of May 25, 2006, by and between the Union Drilling, Inc. and U.S. Geothermal, Inc. (as may be amended, restated, supplemented, otherwise modified or replaced).

          “Effective Date” has the meaning set forth in the Recitals to this Agreement.

          “Energy Sales Agreement” means the Firm Energy Sales Agreement, dated as of December 29, 2004, between Idaho Power Corporation and Owner (as assignee of Operator Parent) (as may be amended, restated, supplemented, otherwise modified or replaced).

          “EPC Contract” means that certain Engineering, Procurement and Construction Contract between Owner (as assignee of Operator Parent) and the EPC Contractor, dated as of December 5, 2005, relating to the construction and testing of the Facility (as may be amended, restated, supplemented, otherwise modified or replaced).

          “EPC Contractor” has the meaning set forth in the Recitals to this Agreement.

          “Event of Force Majeure” has the meaning set forth in Article X.

          “Expenditure” has the meaning set forth in Section 2.6(c) .

          “Facility” has the meaning set forth in the Recitals to this Agreement.

          “Facility Documents” means the following documents: this Agreement, the LLC Operating Agreement, the Construction Contracts, the Energy Sales Agreement, the Interconnection Agreement, the Master Services Agreements, the Power Transmission Agreement, the Project Permits, the Site Leases and any other contracts to which Owner is or becomes party in connection with the Facility or the Site.

          “Final Completion” means that all construction is completed, the Facility is fully operational, as certified by an independent engineer’s certification, the Placed in Service Date has occurred and the conditions to acceptance of energy set forth in Article IV of the Energy Sales Agreement (or any replacement thereof) have been satisfied.

          “Final Completion Date” is December 31, 2007.

          “Fiscal Quarter” means each Fiscal Quarter of Owner, as determined pursuant to the LLC Operating Agreement.

          “Fiscal Year” means the Fiscal Year of Owner, as determined pursuant to the LLC Operating Agreement.

          “Force Majeure” shall mean acts, events or occurrences beyond the reasonable control of Operator or Owner which delay or otherwise prevent Operator or Owner from timely performing its respective obligations under this Agreement (other than an obligation to pay money), including fires; floods; epidemics; lightning; earthquakes; quarantine; blockade; governmental acts, orders or injunctions; war; insurrection or civil strife; strikes or labor disputes; provided that strikes by any labor employed by Operator or any sub-contractor at the Site, or lockouts or other labor disputes at the Site, will not constitute force majeure events; sabotage; unusual delays in transportation; explosion; and any other similar acts, events or occurrences, but only to the extent such acts, events or occurrences are beyond the reasonable control of Operator or Owner despite its prudent and diligent efforts to prevent, avoid, delay or mitigate such acts, events or occurrences. Such acts, events or occurrences shall not include those that are the result of willful or negligent actions or inactions of either party.

          “Governmental Approvals” means any authorization, consent, concession, license, permit, waiver, privilege or approval from, or filing with, or notice to, or certification from any Governmental Authority.

          “Governmental Authority” means any government of the United States, any state of the United States or any political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any other governmental or quasi-governmental entity, instrumentality, agency, authority or commission and any self-regulatory organization or securities exchange in each case, having jurisdiction or authority over the matter in question.

          “Indemnifiable Expenses” shall mean liabilities, obligations, losses (excluding loss of anticipated profits), damages, penalties, claims (including claims involving liability in tort, for strict liability or otherwise), actions, suits, judgments, costs, expenses and disbursements (including legal fees and expenses and costs of investigation) of any kind and nature whatsoever.

          “Indemnitee” has the meaning set forth in Section 9.3.

          “Indemnitor” has the meaning set forth in Section 9.3.

          “Interconnection Agreement” means the Interconnection and Wheeling Agreement, dated as of March 9, 2006, by and between Owner and Raft River Rural Electric Cooperative, Inc. (as may be amended, restated, supplemented, otherwise modified or replaced).

          “IPCo” has the meaning set forth in the Recitals to this Agreement.

          “Ledger Amount” has the meaning set forth in Section 6.4.

          “LLC Operating Agreement” means the Amended and Restated Operating Agreement of Owner, dated as of August 9, 2006.

          “Management Fee” has the meaning set forth in Section 6.1(a) .

          “Master Services Agreements” means (i) the Master Service Agreement, dated as of June 26, 2006, by and among the Company, Baker Hughes Oilfield Operations, Inc. and Baker Petrolite Corporation, (ii) the Master Service Agreement, dated as of July 17, 2006, by and between the Company and Weatherford International, Inc., (iii) any other master services agreement that the Company may enter into with respect to contracting work, services, supplies and equipment rental in furtherance of or pertaining to development of the Facility and (iv) any agreement entered into under a master agreement referred to in clause (i), (ii) or (iii).

          “Member” and “Members” has the meaning ascribed thereto in the LLC Operating Agreement.

          “O&M Costs” means all operating and maintenance costs of any type, kind or nature reasonably incurred by Operator in owning, leasing, operating and maintaining the Facility.

          “Operating Procedures” means the Operating Procedures delivered by Operator from time to time pursuant to Section 2.2(a) .

          “Operator Parent” means U.S. Geothermal Inc., an Idaho corporation.

          “Owner” means Raft River Energy I LLC, a Delaware limited liability company.

          “Owner Management Committee” means the Management Committee of Owner.

          “Operator Parent Guarantee” means that certain secured Guarantee, dated as of the date hereof, by and between Operator Parent and Owner, pursuant to which the full and punctual performance by the Operator hereunder, including the payment of all obligations when due, is guaranteed for the benefit of Owner.

          “Party” means each party to this agreement.

          “Person” means any individual, corporation, company, partnership, joint venture, trust, Governmental Authority or unincorporated organization.

          “Pipeline Construction Contract” means the Construction Contract, dated as of May 22, 2006, by and between the Owner and IBI d/b/a Industrial Builders (as may be amended, restated, supplemented, otherwise modified or replaced).

          “Placed In Service Date” is the date that the Facility is “placed in service” for Federal income tax purposes under Section 45 of the Code.

          “Power Line Construction Contract” means the Construction Contract for Well Distribution Lines, dated as of May 16, 2006, by and between the Owner and Raft River Rural Electric Cooperative, Inc. (as may be amended, restated, supplemented, otherwise modified or replaced).

          “Prime Rate” shall mean the rate equal to the prime commercial lending rate publicly published from time to time by the Wall Street Journal. For purposes of this Agreement, any change in the Prime Rate shall be effective on the date such change in the Prime Rate is announced.

          “Project” has the meaning set forth in the LLC Operating Agreement.

          “Project Permits” has the meaning set forth in the LLC Operating Agreement.

          “Proposed Budget” has the meaning set forth in Section 5.2.

          “Renewable Electricity Production Credits” has the meaning set forth in the LLC Operating Agreement.

          “Second Distribution Period” has the meaning set forth in the LLC Operating Agreement.

          “Services” has the meaning set forth in Section 2.2.

          “Site” means the project site located in Cassia County, Idaho, approximately 40 miles southeast of Burley, the county seat. The project site encompasses 660 acres of fee land divided into two parcels, both located in Township 15 South Range 26 East, Boise Meridian. The first parcel, which contains the office complex and three geothermal production wells, is 240 acres and is located in Sections 22 and 23. The second parcel, 320 acres, is located in Section 25 and contains one production well and two injection wells. The company also holds seven additional leases. The first parcel covers 160 acres and includes the RRGE#2 geothermal production well. The second parcel encompasses private geothermal rights. This description of the Site is qualified by reference to the map of the Site attached hereto as Exhibit D.

          “Spare Parts” means the spare parts which a prudent operator would hold in order to operate the Facility in a good, workmanlike, and commercially reasonable manner.

          “Semi-Annual Management Fee” has the meaning set forth in Section 6.4.

          “Term” has the meaning set forth in Section 9.1.

ARTICLE II

SERVICES

          SECTION 2.1      Appointment.

          Owner hereby appoints and retains to provide the Services during the term of this Agreement on the terms and conditions set forth in this Agreement. Operator hereby accepts such appointment and agrees to perform the Services in accordance with the terms and conditions of this Agreement.

          SECTION 2.2      Services.

          Subject to the LLC Operating Agreement and any limitations or restrictions adopted by the Owner Management Committee in accordance therewith, and subject to Sections 2.4 and 2.6, Operator shall perform or cause to be performed the following development, construction, management, administrative and other support services in connection with the operation of the Facility and the day-to-day business of Owner relating to the Facility (collectively, the “Services”):

(a)      Development and Construction of the Facility. Operator shall be responsible for managing the development and construction of the Facility in accordance with all Applicable Laws and overseeing the implementation and performance of the Construction Contracts.

(b)      Operation of the Facility. Operator shall be responsible for operating and maintaining the Facility in accordance with all Applicable Laws, the LLC Operating Agreement, the Facility Documents, applicable warranty and insurance requirements, and prudent industry standards (including all Applicable Laws and standards relating to safety, the environment and security). As soon as practicable, and in any event no less than three months prior to the Placed In Service Date, Operator shall deliver to Owner detailed Operating Procedures that Operator deems necessary or appropriate to perform its obligations contemplated by this Section 2.2. Such Operating Procedures shall provide for preventative and ordinary maintenance of the Facility, inventory control (including an inventory of Spare Parts) and tracking of equipment history. Owner shall have the right to approve of any Operating Procedures delivered by Operator, and, if Owner does not approve such procedures, Owner and Operator shall mutually agree on a set of Operating Procedures. Subject to Owner’s reasonable approval, Operator shall prepare and deliver to Owner from time to time any amendment or modification to the Operating Procedures that Operator may deem necessary in its performance of its obligations under this Section 2.2. Operator shall comply with its Operating Procedures. Notwithstanding anything herein to the contrary, no approval by Owner of, or failure by Owner to object to, any Operating Procedures shall be deemed to modify, or to waive any nonperformance by Owner of, any of Owner’s obligations under this Agreement.

(c)      General Management and Administration. Operator shall be responsible for the day-to-day management and administration of Owner’s business relating to the Facility.

(d)      Administration of Facility Documents. Operator shall represent Owner and shall administer and perform, on Owner’s behalf, Owner’s obligations and responsibilities under and consistent with each of the Facility Documents. Without limiting the generality of the foregoing, Operator shall be responsible for giving any notices required from Owner under the Facility Documents, and for procuring, maintaining and administering claims under any and all insurance required to be maintained by Owner pursuant to any of the Facility Documents. Operator shall not represent Owner and shall not administer or perform, on Owner’s behalf, any corporate, organizational or other such internal matters of Owner (including with respect to matters identified in Section 4.6(c) of the LLC Operating Agreement).

(e)      Billing and Collection of Revenues. Operator shall implement and maintain billing and collection procedures in respect of all accounts receivable and other amounts due Owner under each of the Facility Documents.

(f)      Bank Accounts and Disbursement of Funds. Operator shall establish and maintain in the name of Owner one or more bank accounts as may be required or convenient in the reasonable judgment of Operator in connection with the business of Owner relating to the Facility. Operator shall not commingle Owner funds or bank accounts with Operator funds or bank accounts. Operator is authorized to make disbursements and withdrawals from such accounts in order to pay all O&M Costs, including any payments required under any of the Facility Documents and any insurance premiums, accountants’ fees and other professional services fees, taxes, license fees, property taxes or assessments. Operator shall notify Owner of the need to make deposits to and withdrawals from any such accounts and otherwise inform Owner of disbursements of funds which need to be approved or authorized from any such accounts.

(g)      Accounting and Documentation. Operator shall provide full bookkeeping and accounting (including tax accounting) services to Owner and shall, upon request by Owner, prepare (for signature by Owner) and submit all necessary accounting and (subject to Section 6.7 of the LLC Operating Agreement) tax documentation, certifications, filings and notices required to be submitted by Owner pursuant to the Facility Documents or Applicable Law. Nothing in this Section 2.2(g) shall give Operator the right to use any accounting firm other than those indicated in Section 6.5 of the LLC Operating Agreement with respect to the preparation of audited financial statements and Section 6.7 of the LLC Operating Agreement with respect to preparation and filing of tax returns.

(h)      Licenses and Permits. Operator shall monitor and maintain compliance with all required permits, licenses and Governmental Approvals obtained by or for Owner in connection with the operation of the Facility or otherwise. Where permits must be obtained, modified or renewed by Owner and such responsibility cannot been delegated to another Person, Operator shall prepare any application, filing or notice related thereto, shall cause such materials to be submitted to, and shall represent Owner in contacts with, the appropriate Governmental Authority, and shall perform all ministerial or administrative acts necessary for timely issuance and the continued effectiveness thereof. Copies of all permits, licenses and Governmental Approvals obtained by or for Owner shall be maintained by Operator at its offices.

(i)      Public Relations. Operator shall be responsible for all public and community relations matters of Owner relating to the Facility or the Facility Documents. For the avoidance of doubt, Operator shall administer all public and community relations matters in accordance with the provisions of Article XII of this Agreement.

(j)      Other Assistance. Operator shall provide any other assistance or services reasonably requested by Owner in connection with the Facility or in connection with the management or administration of any of the Facility Documents.

          SECTION 2.3      Personnel.

          Operator shall provide and make available, or cause to be provided and made available, as necessary, all professional, supervisory, managerial, administrative and other personnel as are necessary to perform the Services, which personnel may be employees of Operator, Affiliates of Operator or third parties, but in no event shall be employees of Owner. Such personnel shall be qualified and experienced in the duties to which they are assigned. The working hours, rates of compensation and all other matters relating to the employment of individuals employed by Operator or its Affiliates in the performance of the Services shall be determined solely by Operator or its respective Affiliates but shall be substantially similar to the rates of compensation and other matters for employees of Operator that perform similar functions for Operator’s own account.

          SECTION 2.4      Standards for Performance of Services.

          Operator shall perform the Services in a prudent and efficient manner, in accordance with all Applicable Laws, licenses and prudent industry standards, and in accordance with the applicable terms and conditions of the LLC Operating Agreement and the Facility Documents. Operator shall incur or authorize costs on behalf of Owner hereunder only in accordance with requirements of the LLC Operating Agreement and the Facility Documents.

          SECTION 2.5      Authority of Operator.

          Owner hereby authorizes Operator to do on behalf of Owner, in Owner’s name, all things which are necessary, proper or desirable to perform the obligations of Owner under the Facility Documents, subject to any covenant or other restriction applicable to Owner or Operator under this Agreement, the LLC Operating Agreement or any Facility Document.

          SECTION 2.6      General Limitations.

          Notwithstanding anything in this Agreement to the contrary, other than as provided for in the Annual O&M Budget or otherwise approved in writing by Owner, Operator shall not (and shall not permit any of its employees, agents, representatives, Affiliates or sub-contractors to):

(a)      Disposition of Assets. sell, lease, pledge, mortgage, encumber, convey, create any lien on, or make any license, exchange or other transfer or disposition of any property or assets of Owner (a “Disposition”), including any property or assets purchased by Operator pursuant hereto; provided that this clause (a) shall not apply to (i) any sale or similar disposition of any obsolete asset which is no longer used or useful in the operation of the Facility or is being replaced in accordance herewith or (ii) other sales or dispositions not exceeding $100,000 in any 12 month period;

(b)      Contracts. make, enter into, execute, amend, terminate, waive, modify or supplement any contract or agreement (including any Facility Document) on behalf of or in the name of Owner; provided that this clause (b) shall not apply to any contract or agreement (i) to the extent it effects a Disposition permitted under clause (a) above or an Expenditure permitted under clause (c) below or (ii) any change order under the EPC Contract if the aggregate cost of the changes contemplated thereby does not exceed $100,000 and the aggregate cost of the changes contemplated thereby and by other change orders agreed to pursuant to this clause (ii) for the preceding 12 month period do not exceed $200,000;

(c)      Expenditures. make any expenditure on behalf of or in the name of Owner (an “Expenditure”), or consent or agree to make an Expenditure; provided that (i) this clause (c) shall not apply to an Expenditure made to a Person that is not Operator or an Affiliate of Operator if such Expenditure does not exceed the amount specified for such purpose in the applicable Annual O&M Budget by more than 10% or is approved of by Owner (such approval not to be unreasonably withheld, delayed or conditioned) and (ii) in the event of an emergency affecting the safety of natural persons, endangering the Facility or the property of third parties or resulting in a risk that is reasonably expected to cause a suspension in the operation of the Facility, the Operator shall, without approval from Owner, take all actions as may be reasonable and necessary to prevent, avoid, or mitigate injury, damage, loss or suspension, and shall, as soon as practicable, report any relevant injury, damage or loss, including Operator’s response thereto, to Owner;

(d)      Other Actions. take or agree to take any other action or actions that individually or in the aggregate could reasonably be expected to result in a material adverse effect on Owner or the Facility;

(e)      Disputes and Settlements. settle, compromise, assign, pledge, transfer or release, or consent to the compromise, assignment, pledge, transfer or release of, any claim, action, suit, debt, demand or judgment against or due (directly or indirectly, through an indemnity, reimbursement arrangement or otherwise) by Owner, or submit any such claim, dispute or controversy to arbitration or judicial process, or stipulate in respect thereof to a judgment, or consent to the same; provided that Operator may, without approval from Owner, take any such action with respect to a dispute involving, in the aggregate, less than $100,000 (unless such dispute involves an Affiliate of Operator); or

(f)      Limitation on Transactions. engage in any other transaction on behalf of Owner that is either not permitted pursuant to this Agreement, the LLC Operating Agreement or the Facility Documents or not related to the Facility.

ARTICLE III

ITEMS TO BE FURNISHED BY OWNER

          SECTION 3.1      Access.

          Owner shall provide Operator with access to the Facility as may be necessary for Operator’s performance of its obligations hereunder; provided that if Operator needs any such access which is not available through existing ownership interests, leases and licenses held by Owner, Operator shall notify Owner thereof and shall take such commercially reasonable steps as shall be required to obtain such access.

          SECTION 3.2      Manuals and Drawings.

          Owner shall deliver to Operator copies of any and all Facility operating and maintenance manuals, and any drawings record books and vendor manuals, in the possession of Owner, other than any such manuals, drawings or record books that have been provided by Operator or by the EPC Contractor through Operator.

          SECTION 3.3      Cooperation.

          Owner shall cooperate with any reasonable request of Operator in the performance of Services hereunder.

ARTICLE IV

REPORTING AND INSPECTION

          SECTION 4.1      Accounts and Reports.

          Operator shall furnish or cause to be furnished to Owner and each Member the following reports:

(a)      Within 15 days after the end of each calendar month, a report, in form and substance reasonable satisfactory to Owner, containing (i) a summary of the operations and the financial results of operations during such month (or, prior to the commencement of operation of the Facility, a summary of the construction or testing progress during such month, in each case together with a comparison to the schedule for construction and testing contemplated by the EPC Contract), and (ii) a table of the actual O&M Costs during such month compared to the then current Annual O&M Budget.

(b)      Within 45 days after the end of each calendar quarter, (i) an unaudited balance sheet of Owner as at the end of such month and unaudited statements of income and of changes in cash flow of Owner for such quarter and for the year-to-date period ended on the last day of such quarter, in each case prepared in accordance with GAAP consistently applied and setting forth in comparative form Owner’s financial statements for the corresponding periods for the prior Fiscal Year, if any. Such quarterly financial statements shall be certified on behalf of Operator by the chief financial officer of Operator stating that, to the best of his or her knowledge, such statements are consistent with the books and records of Owner, have been prepared in accordance with GAAP consistently applied (except as noted and other than as stated in the accompanying notes) and fairly present the financial condition of Owner at the date thereof and for the periods covered thereby, subject to changes resulting from year-end adjustments and accruals.

(c)      Within 90 days after the end of each Fiscal Year, an audited balance sheet of Owner as of the end of such year and audited statements of income and of changes in cash flow of Owner for such year, including comparisons to the prior year, prepared in accordance with GAAP consistently applied. Owner’s annual financial statements shall be certified by a nationally or regionally recognized accounting firm selected by the Owner Management Committee.

(d)      No later than 30 days prior to the start of each new Fiscal Year, projections and a proposed budget for such new Fiscal Year, all in reasonable detail and prepared on a monthly basis, and promptly after the preparation thereof, any revisions to such projections.

(e)      As promptly as practicable, any notice or written assertion of noncompliance by Owner with any Applicable Law or Facility Document which could reasonably be expected to result in a material adverse effect on the business, assets, condition (financial or other), results of operations or prospects of Owner.

(f)      Any other financial or other information available as any Member shall reasonably request.

          SECTION 4.2      Inspections.

          Owner and its Members (with the assistance of consultants, assistants and agents as they shall deem proper) shall have full right to inspect the Facility (including meters) and the Site at any time upon reasonable notice to Operator, provided that the proposed time for inspection does not, in Operator’s reasonable judgment, materially interfere with the performance of the Services in accordance herewith, in which case the Operator shall advise as to what time an inspection may be conducted without materially interfering with the performance of the Services in accordance herewith. Operator agrees to cooperate with Owner and its Members (and their consultants, assistants and agents), and assist them in any such inspection of the Facility or Site. Operator acknowledges that IPCo may have certain rights to inspect the Facility pursuant to the Energy Sales Agreement, and Operator agrees to cooperate with any such inspections.

          SECTION 4.3      Books and Records.

          Owner and its Members shall have the right to inspect Operator’s financial accounts, books and records (including meter records) relating to the operation of the Facility at any time upon reasonable notice, and Operator shall retain all such information for a minimum of five years, or for such longer period as Owner may, in writing, reasonably request.

ARTICLE V

BUDGET

          SECTION 5.1      Initial Budget.

          The Annual O&M Budget is attached to this Agreement as Exhibit B for (i) the months in Fiscal Year 2006 from the date hereof to Fiscal Year end and (ii) Fiscal Year 2007.

          SECTION 5.2      Annual O&M Budget Process.

(a)      Not later than sixty (60) days prior to the beginning of each Fiscal Year during the term hereof, commencing with Fiscal Year 2008, Operator shall deliver to Owner a budget for such Fiscal Year (the “Proposed Budget”). The Proposed Budget shall provide reasonable detail regarding the O&M Costs that Operator expects to incur for each month during such Fiscal Year, including a provision for required reserves. Such Proposed Budget shall be accompanied by Operator’s forecast of the expected output for the Facility during each such month (including the expected revenue associated therewith) and an indication of any scheduled outages due to regular maintenance. Such Proposed Budget shall also be accompanied by an estimate of O&M Costs and expected output for each of the three Fiscal Years after the Fiscal Year to which the Proposed Budget relates.

(b)      Not later than thirty (30) days after its receipt of a Proposed Budget, Owner shall request a meeting of the Owner Management Committee to review such Proposed Budget. Operator agrees to cooperate with any reasonable request of the Owner Management Committee or any Member relating to its review of a Proposed Budget. The Owner Management Committee may approve of a Proposed Budget as presented or, in consultation with Operator, may approve of another budget with respect to expected O&M Costs. The budget for any Fiscal Year, as so approved by the Owner Management Committee, shall be the Annual O&M Budget for such Fiscal Year; provided that if a budget is not approved by the Owner Committee for any Fiscal Year as of the commencement of such Fiscal Year, or if the budget as so approved does not apply to specified categories of O&M Costs, then (until a budget, or the relevant portion thereof, for such Fiscal Year is approved by the Owner Management Committee) the Annual O&M Budget for such Fiscal Year shall be deemed to be the Annual O&M Budget for the preceding Fiscal Year (if no portion of a budget was approved), or shall be deemed to include the specific categories of O&M Costs from the preceding Annual O&M Budget (if the budget as approved did not approve particular categories of O&M Costs), as the case may be, with each relevant O&M Cost category being adjusted to give effect to any increases in insurance premiums, utility charges and similar third party expenses over which Operator has no control (but still subject to Operator’s obligations under Section 2.4) .

(c)      From time to time during any Fiscal Year, but not more than 2 times in any Fiscal Year (exclusive of any request for approved specific Expenditures under Section 2.6(c)), Operator may notify Owner of proposed modifications to specific items in the then-applicable Annual O&M Budget. Any such notice shall include reasonable detail regarding the proposed modification and the reasons therefore. Any such modification which is approved by the Owner Management Committee shall be deemed to be part of the Annual O&M Budget, effective upon such approval.

ARTICLE VI

COMPENSATION AND REIMBURSEMENT

          SECTION 6.1      Management Fee.

(a)      Subject to the provisions of Sections 6.3 and 6.4 hereof, during the term of this Agreement, Owner shall pay Operator a monthly fee equal to the amount scheduled for such period on Schedule 6.1 hereto (the “Management Fee”).

(b)      If, within fifteen (15) days after the end of any calendar month, the amount of cash available to Owner from the conduct of its business relating to the Facility, after taking into account any amounts set aside by Owner as operating or other reserves, shall not be sufficient to pay all costs and expenses necessary to operate and maintain the Facility and conduct the business and affairs of Owner related to the Facility incurred during or in respect of such month (including all costs reimbursable, and the Management Fee payable, to Operator hereunder in respect of such month), Operator shall defer, and Owner shall not be required to pay currently, that portion of the Management Fee for such month which is equal to the amount of such deficiency (a “Deferred Amount”). The Deferred Amount shall not accrue interest. So long as any Deferred Amount shall remain unpaid and be outstanding, (i) Owner shall not make any distribution of cash to the Members and (ii) the amount of cash available to Owner from the conduct of its business relating to the Facility, after taking into account any amounts set aside by Owner as operating or other reserves, at the end of any calendar month shall be applied as follows: first, to pay all costs and expenses necessary to operate and maintain the Facility and conduct the business and affairs of Owner related to the Facility incurred during or in respect of such month, including all costs reimbursable, and the Management Fee payable (to the extent such Management Fee is not deferred pursuant to the second preceding sentence), to Operator hereunder in respect of such month; and, thereafter, to pay to Operator any then outstanding Deferred Amounts in the order in which such Deferred Amounts were incurred until such Deferred Amounts have been paid in full. Any Deferred Amount remaining unpaid after such application of funds shall continue to accrue and be payable until the same shall have been paid in full in accordance with the preceding sentence.

(c)      In the event that the Facility is not “placed in service” for U.S. Federal income tax purposes under Section 45 of the Code prior to *** (or such later date as is required to qualify the Project for Renewable Electricity Production Credits), the Management Fee in each period following such date, as reflected on Schedule 6.1 hereto, will be reduced by *** percent (***%), and Owner shall only be required to pay Operator a Management Fee for each such affected period equal to *** percent (***%) of the amount otherwise scheduled for such period on Schedule 6.1 hereto. On the first day of the Second Distribution Period, the Management Fee for all periods thereafter shall revert to the full amount scheduled for such period on Schedule 6.1 hereto.

          SECTION 6.2      Reimbursement of O&M Costs.

          Operator shall reimburse itself for its payment of O&M Costs permitted under this Agreement as scheduled for such period on Exhibit A hereto, in each case out of Owner’s bank accounts established as contemplated by Section 2.2(f) .

          SECTION 6.3      Semi-Annual Adjustments to Management Fee.

(a)      Within 60 days following the end of each of the Owner’s second Fiscal Quarters and the end of each of the Owner’s Fiscal Years:

(i)

The aggregate dollar amount of budgeted O&M Costs as reflected in the Annual O&M Budget for the relevant two Fiscal Quarter period shall be subtracted from the aggregate dollar amount of expected revenues from sales of energy produced by the Facility for that two Fiscal Quarter period, as set forth on Schedule 6.3 hereto; the difference, which shall be a positive number, shall be called “Expected Profit”.

(ii)

The aggregate dollar amount of actual O&M Costs for that two Fiscal Quarter period shall be subtracted from the actual revenues from sales of energy produced by the Facility for that two Fiscal Quarter period; if the difference is a positive number, the result shall be called “Actual Profit”, if the difference is a negative number, the result shall be called “Actual Loss”.

(iii)	The result obtained following the calculations required by paragraph (i) shall be compared to the result obtained following the calculations required by paragraph (ii).

(b)      In the event that, for any two Fiscal Quarter period, Actual Profit exceeds Expected Profit, then Owner shall pay to Operator a bonus. The bonus shall have three components and shall be calculated as follows:

(i)

For the first *** by which the actual result exceeds the expected result, in dollars, the first component of the bonus shall equal the product of the difference between the actual result and the expected result, in dollars, multiplied by *** percent (***%); plus

(ii)

If the difference between the actual result and the expected result, in dollars, is more than ***, the second component of the bonus shall equal the product of the difference between the actual result and ***, in dollars, multiplied by *** percent (***%); provided that this second component of the bonus shall in no event exceed ***; and provided, further, that in the event that Owner intends to enter into any amendment of or replacement for the Energy Sales Agreement as it exists as of August 9, 2006, to allow for the sale of greater than 10 average MW per month from the Facility, Owner shall provide Operator with advance notice of its intention, Operator shall propose adjustments to this second bonus component to the Owner’s Management Committee within ten (10) days of receiving such notice, and the Owner’s Management Committee shall have agreed with Operator on adjustments to this second bonus component prior to entering into such amendment of or replacement for the Energy Sales Agreement; plus

(iii)

If the difference between the actual result and the expected result, in dollars, is more than ***, the third component of the bonus shall equal ((A) minus (B)) multiplied by (C), where (A) means the difference between the actual result and ***, in dollars, (B) means the dollar amount that constitutes the second component of the bonus (if any), and (C) means *** percent (***%).

The bonus component set forth in clause (ii) shall be effective from the date of this Agreement. The bonus components set forth in clauses (i) and (iii) shall first be effective for the two Fiscal Quarter period immediately following the four year anniversary of the Placed In Service Date (i.e., the date that is 48 months from the Placed In Service Date) and shall not be payable in respect of any two Fiscal Quarter period prior to the four year anniversary of the Placed In Service Date.

(c)      In the event that, for any two Fiscal Quarter period: (A) Expected Profit exceeds Actual Profit or (B) there is Actual Loss when there was Expected Profit, then Operator shall pay to Owner:

(i)

if the absolute value of the difference between the actual result and the expected result, in dollars, is less than or equal to ***, then Operator shall pay to Owner an amount equal to the product of the absolute value of the difference between the actual result and the expected result, in dollars, multiplied by *** percent (***%); and

(ii)

if the absolute value of the difference between the actual result and the expected result, in dollars, is in excess of ***, then Operator shall pay to Owner an amount equal to absolute value of the difference between the actual result and the expected result, in dollars.

Clause (ii) shall be effective from the date of this Agreement; however, no payment obligation shall arise under clause (i) before the two Fiscal Quarter period immediately following the four year anniversary of the Placed In Service Date (i.e., the date that is 48 months from the Placed In Service Date).

(d)      In the event that Actual Profit equals Expected Profit, then no additional payment shall be due.

          SECTION 6.4      Ledger Amounts.

          Notwithstanding the amount that would be payable in respect of two Fiscal Quarter period by Operator to Owner by operation of Section 6.3(c), Operator shall not be required to make a payment in respect of that two Fiscal Quarter period in excess of the Management Fee for that two Fiscal Quarter period, as determined by aggregating the monthly Management Fee payments made to Operator in each month of that two Fiscal Quarter period as set forth on Schedule 6.1 (the “Semi-Annual Management Fee”). If the amount that would be payable in respect of any two Fiscal Quarter by Operator to Owner by operation of Section 6.3(c) at the end of such two Fiscal Quarter period exceeds the Semi-Annual Management Fee for that period, the excess amount shall be recorded in a ledger to be maintained by the Owner and added to all other such excess amounts for any prior periods (the “Ledger Amount”). The Ledger Amount shall be (i) set-off against Management Fees to be paid to Operator in future periods and (ii) set-off against any amount that would be payable by Owner to Operator in any future period by operation of Section 6.3(b), or any combination of the applications contemplated by clauses (i) and (ii), until the Ledger Amount is extinguished in full.

          SECTION 6.5      Manner and Time of Payment.

(a)      If any amount due under Section 6.1, 6.2 or 6.3 is not paid within five Business Days after the due date therefor (other than where funds sufficient to pay such amounts are available in Owner’s bank accounts established as contemplated by Section 2.2(f)), such amount shall accrue interest each day from (and including) such due date to (but not including) the date on which such amount is paid at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 days or 366 days, as the case may be) equal to the Prime Rate plus two percent (2%).

(b)      Notwithstanding the foregoing, no amount shall be payable to Operator under Sections 6.1, 6.2 or 6.3, and no interest shall accrue under Section 6.5(a), for so long as Operator is in default with respect to any of its material obligations hereunder or such amount is being disputed in accordance with Section 13.9.

          SECTION 6.6      Accounting and Audit Right.

          Operator shall keep and maintain, in accordance with GAAP consistently applied, all necessary books, records, accounts and other documents sufficient to accurately and completely reflect all Management Fees, bonuses, O&M Costs and other reimbursable costs and expenses incurred pursuant to this Agreement. Such records shall include receipts, memoranda, vouchers and accounts of every kind and nature, as well as complete summaries and reports setting forth all reimbursable man hours expended, payroll incurred and the monthly salary and hourly rate of each and every employee whose payroll costs are included as costs hereunder. Owner, any

Member, and any representative of or firm of independent auditors retained by Owner or any Member, shall have access, upon not less than five (5) days advance written notice, to all such records maintained by Operator, for the purposes of auditing and verifying such costs claimed to be due and payable hereunder. Owner shall have the right to reproduce any such records, and Operator shall keep and preserve all such records until the close of the calendar year that is two (2) years from and after the year in which such costs were incurred.

ARTICLE VII

COMPLETION

          SECTION 7.1      Undertakings.

          Operator agrees to take all actions necessary or appropriate to cause Final Completion to occur by the Final Completion Date. The foregoing obligation of Operator shall be absolute and unconditional; provided that Owner shall not be obligated to pay any amount pursuant to this Section 7.1 which Owner would not be obligated to pay pursuant to Section 7.2. No amendment, invalidity, breach or unenforceability of any of the Construction Contracts, or waiver of rights thereunder, by any party thereto, shall affect, impair, release or constitute a defense to any of Operator’s obligations hereunder.

          SECTION 7.2      Completion Funds.

          Operator agrees to pay to Owner an amount necessary and sufficient to cause Final Completion to occur by the Final Completion Date, or as soon as reasonably practicable thereafter, to the extent that the aggregate dollar amount ultimately needed to cause Final Completion to occur, as determined by Owner, exceeds the Budgeted Amount for Completion. Operator hereby agrees that it has an unconditional obligation, after the Budgeted Amount for Completion has been fully utilized, to pay any and all such amounts necessary to cause Final Completion to occur.

ARTICLE VIII

INSURANCE

          SECTION 8.1      Liability Insurance to be Provided by Operator.

          Without limiting the generality of Section 2.2(c), during the term of this Agreement, Operator shall maintain in effect the following insurance in the following amounts:

Worker’s Compensation	Statutory

Employer’s Liability	$1,000,000 bodily injury
each accident
$1,000,000 bodily injury by
disease, policy limit
$1,000,000 bodily injury by
disease, each employee
Commercial General	$1,000,000 combined single
Liability including:	limit per occurrence
Contractual Liability	$2,000,000 in the aggregate
Product/Completed Operation Liability
Independent Contractor Liability
XCU Hazards Liability

Comprehensive Automobile	$1,000,000 combined single
Liability	limit per occurrence
Covering Owned, Leased or
Rented Vehicles

Excess Liability (Umbrella)	$5,000,000 per occurrence
and in the aggregate

All Risk of Physical Loss or Damage	Up to replacement cost

Business Interruption Insurance	Limit to be equal to one year
at commercially reasonable
terms

          If any insurance required to be maintained by Operator hereunder ceases to be reasonably available and commercially feasible in the commercial insurance market, Operator shall provide written notice to Owner, accompanied by a certificate from an independent insurance advisor of recognized national standing, certifying that such insurance is not reasonably available and commercially feasible in the commercial insurance market for plants of similar type. Upon receipt of such notice, subject to Section 8.5, Operator shall use commercially reasonable efforts to obtain other insurance which would provide commercially feasible protection against the risk to be insured and Owner shall not unreasonably withhold its consent to modify such requirement.

          Operator shall further contractually require its subcontractors to carry Worker’s Compensation and appropriate Commercial General Liability coverages during their on-site operations.

          SECTION 8.2      Certificates.

          Upon request, Operator shall furnish certificates of insurance to Owner evidencing the insurance required pursuant to this Article VIII.

          SECTION 8.3      Revisions and Deductibles.

          None of the policies required to be carried under this Agreement shall be materially revised or canceled without the prior written consent of Owner. Any deductible payable by Operator under such insurance policies shall be reimbursed by Owner unless the loss was caused by the failure of the Operator to perform the Services in accordance with Section 2.4 or was due to the negligence or willful misconduct of Operator.

          SECTION 8.4      Form and Content.

          All policies, binders, or interim insurance contracts with respect to insurance maintained by Operator pursuant to this Article VIII shall:

(a)      be placed with insurance companies acceptable to Owner;

(b)      designate Operator and Owner as additional insured’s (except for Worker’s Compensation and Employer’s Liability insurance coverage); such insurance will be primary and not excess or contributing in respect of any other insurance available to Operator, Owner, or any additional insureds;

(c)      waive any right of subrogation of the insurers thereunder against Owner or Operator and any right of the insurers to any set off or counterclaim or any other deduction whether by attachment or otherwise, in respect of any liability of any such person insured under such policy; and

(d)      provide that not less than thirty (30) days’ prior written notice shall be given to all named insureds in the event of cancellation, termination or material change in the policies whether initiated by Operator or the issuer or underwriter of such insurance.

          SECTION 8.5      Owner May Obtain Insurance.

          In the event Operator fails to maintain the policies of insurance required to be maintained under this Article VIII, Owner may, at its option, provide such insurance and charge the cost thereof to Operator; provided that such action by Owner shall not release Operator of its obligations to maintain such insurance.

ARTICLE IX

TERM AND TERMINATION

          SECTION 9.1      Term.

          The term of this Agreement shall commence on the Effective Date and shall terminate upon the earlier of (i) August 9, 2028, and (ii) mutual agreement of Owner and Operator (the “Term”).

          SECTION 9.2      Termination by Owner.

          Owner may terminate this Agreement as follows (in each case without prejudice to any other right it may have resulting from any breach or default hereunder by Operator):

(a)      Owner may terminate this Agreement upon notice to Operator in the event (i) of the Bankruptcy of Operator, (ii) that Operator Parent (a) fails to comply with or perform any agreement or obligation under the Operator Parent Guarantee and any applicable grace period has elapsed or (b) disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, the Operator Parent Guarantee, (iii) that the Operator Parent Guarantee expires, is terminated or fails and ceases to be in full force and effect (other than in accordance with its terms) prior to the stated Term of this Agreement and satisfaction of all obligations of the Operator under this Agreement or (iv) that a representation made or repeated, or deemed to be made or repeated by Operator Parent in the Operator Parent Guarantee proves to have been incorrect or misleading in any material respect when made or repeated, or deemed to have been made or repeated.

(b)      Owner may terminate this Agreement upon five days’ prior notice to Operator if Operator: (i) fails to comply with the performance standards set forth in the first sentence of Section 2.4 of this Agreement; (ii) fails to make prompt payment to the EPC Contractor or to any subcontractor for equipment, supplies or labor, (iii) defaults in any material obligation under this Agreement and fails to cure such default within thirty (30) days of receipt of notice thereof from Owner); provided that if such default does not involve solely the payment of money and can be cured within an additional 60 days, then so long as Operator is diligently pursuing such cure and such default does not create any material risk of injury to natural persons or property, such additional 60-day period, or (iv) Operator Parent ceases to be a Member, Operator ceases to be a wholly-owned subsidiary of Operator Parent or the guarantee of Operator’s obligations provided by Operator Parent on the date hereof ceases to be in full force and effect.

(c)      Owner may terminate this Agreement upon thirty days’ prior notice to Operator, in the event (i) Owner (or Operator, on behalf of Owner) sells, transfers, conveys, or otherwise disposes of all or substantially all of the Facility or (ii) the Energy Sales Agreement is terminated prior to its stated expiration date and not immediately replaced.

          SECTION 9.3      Termination by Operator.

          Operator may terminate this Agreement as follows (in each case without prejudice to any other right it may have resulting from any breach or default hereunder by Owner):

(a)      Operator may terminate this Agreement upon ten business days’ prior notice to Owner if Owner: defaults in any material obligation under this Agreement and fails to cure such default within thirty (30) days of receipt of written notice thereof from Operator; provided that if such default does not involve solely the payment of money and can be cured within an additional 60 days, then so long as Owner is diligently pursuing such cure, such additional 60-day period.

(b)      Operator may terminate this Agreement upon ninety (90) days’ prior notice to Owner in the event that Operator Parent ceases to be a Member (other than as a result of any voluntary transfer by Operator Parent under the LLC Operating Agreement).

          SECTION 9.4      Rights Upon Termination.

(a)      Upon any expiration or termination of this Agreement:

(i)

Operator shall deliver all Facility materials and documents to Owner in accordance with Section 13.12, and shall cooperate with Owner and any entity engaged by Owner in replacement of Operator in the transfer of the operations of the Facility to Owner or a new operator of the Facility designated by Owner. Without limiting the foregoing, Operator shall train personnel of Owner or the new operator to operate the Facility and provide Owner and the new operator with information, data and assistance necessary for the safe and efficient operation and maintenance of the Facility (including the Operating Procedures, the prior operating history of the Facility and other details relevant to the management of the Facility); provided that Operator shall not have to undertake such training for more than ninety (90) days and, during such period, Operator shall be entitled to half of all Management Fees it would have been entitled to had this Agreement not been terminated. Operator shall leave the Facility with a full inventory of Spare Parts (located at the Site) and in good operating condition, normal wear and tear excepted. Operator shall maintain insurance in accordance with the terms of this Agreement until the date Operator vacates the Facility; provided that Operator shall not terminate or cancel any such insurance without providing thirty (30) days advance notice of such termination or cancellation to Owner. Operator shall execute all documents and take all other reasonable steps requested by Owner which may be required to assign to and vest in Owner all rights, benefits, interests and titles in connection with such contracts or obligations.

(ii)

Operator shall provide Owner with the non-exclusive right to continue to use any and all patented and/or proprietary information of Operator that Owner reasonably deems necessary to perform the Services. Furthermore, Owner shall have the right to take possession of all of the equipment and supplies located at the Facility for the purposes of performing the Services and may employ any other person, firm, corporation or other entity to perform the Services by whatever method provided herein.

(iii)

Operator shall, at Owner’s request and at Owner’s expense, assist Owner in preparing an inventory of all material, equipment, Spare Parts and supplies in use or in storage at the Facility; assign to Owner all subcontracts and other contractual agreements as may be designated by Owner; and remove from the Site all such equipment, supplies, and rubbish as Owner may reasonably request.

(iv)

In the event of any termination, Owner shall pay all amounts then due to Operator, including fees, bonuses and any unreimbursed O&M costs advanced by Operator then due. Notwithstanding the foregoing, Owner shall have the right to set off any amounts Operator owes to Owner in making such payment.

(b)      Expiration or termination of this Agreement shall not relieve any party hereto of liability which has accrued or arisen prior to the date of such expiration or termination.

          SECTION 9.5      Suspension of Services.

          Owner by written notice may require Operator to suspend all or a portion of the Services for a specified period of time. During such suspension, Owner will not seek to replace Operator or hire any other party to provide services without Operator’s consent. In the event any Services are suspended by Owner or by an event of Force Majeure, Operator shall be relieved of any obligations hereunder, to the extent such obligations are affected by such suspension. During the period of suspension or Event of Force Majeure, Operator shall minimize expenditures to control costs and activities of Operator during the suspension or Event of Force Majeure.

ARTICLE X

INDEMNIFICATION

          SECTION 10.1      By Operator.

          Operator shall indemnify, defend and hold harmless Owner and the Members, and all of their respective officers, directors, employees, agents and representatives, and their Affiliates (other than any Affiliate of Operator), from and against any and all Indemnifiable Expenses arising out of or resulting from (i) the gross negligence or willful misconduct of Operator or any contractor or subcontractor retained by it, or any its officers, directors, agents, employees or personnel of any of them, or (ii) a breach of this Agreement by Operator.

          SECTION 10.2      By Owner.

          Owner shall indemnify, defend and hold harmless Operator, its Affiliates and all of their respective officers, directors, employees, agents, partners, shareholders and representatives from and against any and all Indemnifiable Expenses arising out of or resulting from the development, construction, operation and management of the Facility; except to the extent such Indemnifiable Expenses arise out of or result from Operator’s gross negligence, willful misconduct or breach of this Agreement.

          SECTION 10.3      Indemnification Notices.

          Whenever a party entitled to indemnification under Section 10.1 or 10.2 of this Agreement (an “Indemnitee”) shall learn of a claim which, if allowed (whether voluntarily or by a judicial or quasi-judicial tribunal or agency), would entitle such Indemnitee to indemnification under Section 9.1 or 9.2 of this Agreement, before paying the same or agreeing thereto, the Indemnitee shall promptly notify the party required to pay such indemnification (the “Indemnitor”) in writing of all material facts within the Indemnitee’s knowledge with respect to such claim and the amount thereof; provided that the Indemnitee’s right to indemnification shall be diminished by the failure to give prompt notice only to the extent that the Indemnitee’s failure to give such notice was prejudicial to the interests of the Indemnitor. If, prior to the expiration of twenty (20) days from the giving of such notice, the Indemnitor shall request, in writing, that such claim not be paid, the Indemnitee shall not pay the same, provided that the Indemnitor proceeds promptly to settle or litigate, in good faith, such claim. The Indemnitee shall have the right to participate in any such negotiation, settlement or litigation; provided that if any such claim to which such negotiation, settlement or litigation relates involves amounts in excess of the limitation on liability set forth in Section 9.1, then the Indemnitor shall not settle or compromise such claim unless approved by the Indemnitee. The Indemnitee shall not be required to refrain from paying any claim which has matured by a court judgment or decree, unless an appeal is duly taken therefrom and execution thereof has been stayed, nor shall it be required to refrain from paying any claim where the delay to pay such claim would result in the foreclosure of a lien upon any of the property of the Indemnitee, or where any delay in payment would cause the Indemnitee an economic loss, unless the Indemnitor shall have agreed to compensate the Indemnitee for such loss.

          SECTION 10.4      Limitations of Liability.

          Notwithstanding any provision in this Agreement to the contrary, neither party, nor their respective Affiliates, nor any of their respective officers, directors, employees, agents, shareholders, partners or representatives, shall have any liability in tort, contract or otherwise to any other party or its Affiliates for (i) any consequential or indirect loss or damage, including loss of revenues, loss of profits, cost of capital, loss of goodwill, increased operating costs or (ii)

any other special, punitive or incidental damages whatsoever arising out of or resulting from this Agreement.

ARTICLE XI

EVENT OF FORCE MAJEURE

          Neither party shall be considered in default in the performance of its obligations under this Agreement to the extent that the performance of any such obligation is prevented or delayed by any Force Majeure. The party claiming Force Majeure shall give written notice to the other party of any Force Majeure within a reasonable period of time not to exceed ten (10) days after the party claiming the Force Majeure has knowledge of such event. Such notice shall specify the length of interruption of performance of obligations expected to be occasioned by such event and any additional costs expected to be incurred by Operator by reason of such event and shall substantiate the same to the reasonable satisfaction of Owner. The party claiming Force Majeure shall provide the other party with periodic supplemental notices during the period that the Force Majeure continues. Such supplemental notices shall keep the other party informed of any change, development, progress or other relevant information concerning the Force Majeure event. The party claiming Force Majeure shall use diligent and prudent efforts to avoid and minimize the effects of such Force Majeure, but Operator shall not be required to subcontract the Services or to work additional hours for which premium time is payable or to schedule additional work shifts if such contracting, additional hours or additional shifts would not have been required prior to the occurrence of such Force Majeure. Notwithstanding the foregoing, Operator shall take such action if Owner shall agree to pay all reasonable applicable additional charges with respect thereto (less any insurance proceeds received by Operator in respect thereof) and the Services directed to be performed are not prohibited by any applicable labor contract or law.

ARTICLE XII

CONFIDENTIALITY

          SECTION 12.1      Confidential Information.

          Each Party agrees (on behalf of itself and each of its Affiliates, members, directors, officers, employees and representatives) that, except as may otherwise be agreed by the Party disclosing Confidential Information, the Party receiving Confidential Information will hold in complete confidence, in accordance with its customary procedures for handling confidential information and in accordance with safe and sound practices, and not disclose it to any other Person; provided, that the receiving Party may disclose Confidential Information:

(a)      to those of its and its Affiliates’ officers, directors, employees, counsel, auditors, accountants, examiners, consultants, advisors and sources of financing who need to know such Confidential Information for the purpose of discussing, advising with respect to or evaluating the Project, the Owner (or any member thereof) or the Operator or an investment in the Project, the Owner (or any member thereof) or the Operator (it being understood and agreed that the receiving Party shall have advised such persons of their obligations concerning the confidentiality of all client affairs and information and shall instruct such persons to maintain the confidentiality of such Confidential Information);

(b)      as may be required by a rule or other requirement of a securities regulator, a stock exchange or a self-regulatory organization;

(c)      in or pursuant to any offering statement or similar document provided to purchasers or potential purchasers of any direct or indirect ownership interests in the Owner (or any member thereof) or the Operator;

(d)      in an action or proceeding brought in pursuit of its rights or in the exercise of its remedies under this Agreement or any other Facility Document;

(e)      to any rating agency or potential lender to the Owner (or any member thereof) or the Operator;

(f)      to any provider or potential provider of hedging or risk management in connection with any transaction related to the transactions contemplated by the Facility Documents; and

(g)      as requested or required in connection with a judicial, administrative or regulatory proceeding in which a Party or a partner, officer, member, director, employee or Affiliate thereof is involved, pursuant to a court order or subpoena or regulatory or government inquiry or demand or as otherwise by law or regulation.

In the event that the receiving Party receives a request to disclose any Confidential Information under clause (g) in the prior sentence, it will (i) promptly notify the disclosing Party thereof (to the extent permitted by law or regulation and reasonably practicable) so that the disclosing Party may seek a protective order or otherwise seek to resist or narrow such request and (ii) if the receiving Party is nonetheless required to make such disclosure or if it is advised by its counsel that such disclosure is necessary, it will take reasonable steps, at disclosing Party’s request and expense, to attempt to obtain or help the disclosing Party obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information.

          SECTION 12.2      Consultation.

          Each Party agrees to consult with the other Party before issuing any press release or otherwise making any public or press statement with respect to this Agreement, the transactions contemplated hereby and the Facility and the Site and, except as may be necessary for such Party or any of its Affiliates to comply with the requirements of Applicable Law or of any stock exchange or self-regulatory organization, agrees not to issue any such press release or make any such public or press statement without the prior written approval of the other Party, which shall not be unreasonably withheld; provided, that written approval shall be deemed to be given by any Party that fails to respond within five days of receiving the notice of intention from a Party to issue a press release or make any public or press statement with respect to this Agreement, the transactions contemplated hereby and the Facility and the Site.

          SECTION 12.3      Tax Treatment and Structure.

          Notwithstanding anything herein to the contrary, any Party (and any owner, member, partner, director, officer, employee, agent, representative, adviser of any Party, and any Affiliate of the foregoing) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, that any such information relating to the U.S. federal income tax treatment or tax structure shall remain subject to the provisions of this Article XII (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable any Person to comply with applicable securities laws. For this purpose, “tax treatment” means U.S. federal income tax treatment and “tax structure” is limited to any facts relevant to the U.S. federal income tax treatment of the transactions.

          SECTION 12.4      Securities Offering.

          Notwithstanding any of the foregoing in this Article XII, in connection with any offering of securities by Owner or Operator or an Affiliate thereof (the “Issuer”), in which Goldman, Sachs & Co. or an Affiliate thereof (the “GS Entity”) is involved as underwriter, dealer, agent or other similar participant, nothing in this agreement shall (i) prevent either the Issuer or the GS Entity from complying with all applicable disclosure laws, regulations and principles in connection with such offering or sale of securities, (ii) restrict the ability of the GS Entity to consider information for due diligence purposes or to share information with other underwriters participating in such offering or sale of securities, (iii) prevent the GS Entity from retaining documents or other information in connection with due diligence or (iv) prevent the GS Entity from using any such documents or other information in investigating or defending itself against claims made or threatened by purchasers, regulatory authorities or others in connection with such an offering or sale of securities.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

          SECTION 13.1      Representations and Warranties.

          Each party, as and to the extent specified below, makes the following representations and warranties, as of the Effective Date, to the other party:

(a)      Corporate Status and Authorization. Such party is validly formed, existing and in good standing under the laws of the jurisdiction of its organization. Such party has all necessary power and authority to enter into and perform its obligations under this Agreement.

(b)      Authorization. The execution, delivery and performance by such party of this Agreement, and the consummation of the transactions contemplated hereby, have been authorized by all necessary corporate action on the part of such party and do not require any authorization or approval of any director, officer, member or Owner of such party that has not been given or obtained.

(c)      Validity. This Agreement has been duly executed and delivered by such party and constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and by general principles of equity.

(d)      No Conflict. The execution and delivery of this Agreement and the performance by such party in accordance with its terms do not and will not:

          (i)      violate or conflict with the constitutive documents of such party;

          (ii)      violate or conflict with any Applicable Law or any order, decree, judgment, consent, license, permit or other approval of any court or other Governmental Authority which is binding on such party or the property of such party; or

          (iii)      violate, result in a default under or result in the termination, acceleration or mandatory prepayment of (with or without the giving of notice, the passage of time or both) any obligation under any contract or indebtedness to which such party is a party or, by which such party or any of its properties are bound.

          SECTION 13.2      Relationship of Parties.

          Operator shall be an independent contractor with respect to the performance of the Services hereunder. Nothing in this Agreement shall be construed to create between the parties an association, trust, partnership, joint venture or similar business association or relationship, or impose any trust or partnership or similar duty on any party. In no event shall any party represent to any other Person that any such association, trust, partnership, joint venture or similar business association or relationship has been formed. Except as expressly provided herein, nothing in this Agreement shall be construed so as to make any party an agent of the other party, and no agent or representative of either party has or shall have the authority to make, and the parties shall not be bound by or be liable for, any statement, representation, promise, agreement or other binding commitment of any kind on behalf of any other party.

          SECTION 13.3      Amendments.

          No amendment, modification or other variation of any of the terms of this Agreement will be effective unless it is made or confirmed in writing and signed by or on behalf of each of the parties. Any waiver by any party of any right under this Agreement or of any failure to perform or breach hereof by any other party shall be in writing and signed by the waiving party. No such waiver shall be construed as a waiver of any continuing or succeeding breach of any provision of this Agreement, a waiver or modification of such provision itself, or a waiver or modification of any right under this Agreement, unless the instrument constituting the waiver so states. Any amendment, modification or variation of this Agreement on behalf of Owner shall not be effective under this Agreement unless approved by the Owner Management Committee.

          SECTION 13.4      No Waiver.

          Failure of any party at any time to require another party’s performance of any obligation under this Agreement shall not affect the right of any party to require performance of that or any other obligation hereunder at any other time. No delay or forbearance of any party in exercising any right or remedy under this Agreement shall affect the ability of that party subsequently to exercise such right or to pursue any remedy, nor shall such delay or forbearance constitute a waiver of any other right or remedy.

          SECTION 13.5      Counterparts.

          This Agreement shall become legally binding when both parties sign and deliver any one or more copies of this Agreement, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

          SECTION 13.6      Assignment and Subcontracting.

(a)      Assignment. Operator shall not assign all or any part of its interest in this Agreement without the prior written consent of Owner.

(b)      Subcontractors. Operator shall have the right to have any of the Services performed by subcontractors pursuant to written subcontracts between Operator and such subcontractors with respect to the Services to be performed hereunder. Notwithstanding the foregoing, Operator shall not subcontract the day to day control of the operation or maintenance of the Facility without the prior written consent of Owner. No subcontractor is intended to be nor shall be deemed a third-party beneficiary of this Agreement. Operator shall cause to be assignable to Owner all subcontracts entered into by Operator with subcontractors that obligate Operator to make aggregate expenditures in respect thereof in excess of $20,000 in any calendar year. Operator guarantees compliance by its subcontractors (except any subcontractors who are responsible for performing warranty work on equipment used in the Facility) with the terms and conditions of this Agreement to the same extent as if the services to be performed by such subcontractor were performed by Operator’s own employees.

          SECTION 13.7      Notices.

(a)      Any notice to be given under this Agreement shall be in writing. A notice may be delivered personally to a party or sent by pre-paid letter or facsimile transmission to the address or relevant number given below or to such other address or facsimile as may be notified from time to time:

If to Owner:

Name:	Raft River Energy I, LLC
Address:	1509 Tyrell Lane, Suite B
Boise, Idaho 83706

Attention:	President
Tel. No.:	(208) 424-1027
Fax No.:	(208) 424-1030

with a copy to each Member at its address provided for in the LLC Operating Agreement.

If to Operator:

Name:	U.S. Geothermal Services, LLC
Address:	1509 Tyrell Lane, Suite B
Boise, Idaho 83706

Attention:	President
Tel. No.:	(208) 424-1027
Fax No.:	(208) 424-1030

          (b)      A notice shall be deemed to have been served: (i) if personally delivered, at the time of delivery; (ii) if mailed, two working days after the envelope containing the notice was delivered into the custody of the postal authorities; and if communicated by facsimile transmission, at the time of the transmission; except that where, in the case of personal delivery to an address or transmission by facsimile, delivery or transmission occurs after 4:00 p.m. (EST) on a Business Day or on a day which is not a Business Day in the place of receipt, service shall be deemed to occur at 9:00 p.m. (EST) on the next following Business Day in that place, and for this purpose.

          (c)      In proving service, it shall be sufficient to prove that personal delivery was made or that the envelope containing the notice was properly addressed and delivered into the custody of postal authorities, authorized to accept the same, or if sent by facsimile, by receipt of automatic confirmation of transmission or answerback; provided that a notice shall not be deemed to be served if communicated by facsimile transmission which is not legible in all material respects; provided, further, that such transmission shall be deemed to be served as of the end of the next Business Day following the transmission if a request for retransmission is not made before the end of the next Business Day following the transmission.

          SECTION 13.8      Governing Law.

          This Agreement will be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law), but excluding, to the greatest extent a New York Court would permit, any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

          SECTION 13.9      Resolution of Disputes.

          Owner and Operator desire that this Agreement operate between them fairly and reasonably. If during the term of this Agreement a dispute arises between Owner and Operator, or a question of interpretation arises hereunder, then Owner and Operator shall promptly confer and exert their best efforts in good faith to reach a reasonable and equitable resolution of the issue. Any dispute the parties are unable to settle within thirty (30) days after notice from one party to the other party that a dispute exists, or such longer time as the parties may mutually agree, will be submitted to non-binding mediation. The parties shall then select a qualified individual to mediate the dispute, and the selected mediator, in consultation with the parties, shall establish the date of, and procedures with respect to, the mediation. In the event the parties are unable to agree upon the selection of a person to serve as mediator within ten (10) days after the dispute is submitted to mediation procedures, each party shall, within ten (10) days thereafter, identify a person such party believes has the qualifications and experience to mediate a dispute of the nature of the dispute in question, and the persons so identified by the parties shall select the mediator. The parties shall then proceed expeditiously with the mediation of the dispute. In the event the dispute is not resolved by mediation, the parties shall have the right to pursue any legal remedies available to them. Unless otherwise agreed in writing, Operator shall continue to provide the Services, and the parties shall continue to make payments, in accordance with this Agreement during any dispute under this Agreement.

          SECTION 13.10      Survival.

          Notwithstanding anything to the contrary in this Agreement, expiration or termination of this Agreement shall be without prejudice to any liability or obligation of any party arising on or prior to the date of such expiration or termination, which liabilities and obligations shall expressly survive expiration or termination of this Agreement. In addition, the provisions set forth in Articles IX, X, XII and XIII shall survive the expiration or termination of this Agreement.

          SECTION 13.11      Partial Invalidity.

          The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of its other provisions. Following a determination by a court of competent jurisdiction that any provision of this Agreement is invalid or unenforceable, the parties shall negotiate in good faith new provisions that, as far as legally possible, most nearly reflect the intent of the parties originally expressed herein and that restore this Agreement as nearly as possible to its original intent and effect.

          SECTION 13.12      Documents.

          All Facility materials and documents prepared or developed for Owner by Operator or its Affiliates, employees, or representatives in connection with the performance of the Services, including all records, documents, reports, files, and accounts, together with any materials and documents furnished to Operator by Owner, shall be delivered to Owner immediately or as soon as practicable at Owner’s principal place of business upon expiration or termination of this Agreement; provided that Operator may retain copies for its own files. If Operator wishes to dispose of any such materials and documents prior to the expiration or termination of this Agreement, Operator shall so advise Owner, and if Owner objects to such disposal it shall so notify Operator and shall designate to Operator a place for delivery of such materials and documents to Owner.

          SECTION 13.13      Not For Benefit of Third Parties.

          Except as otherwise expressly provided herein or in any consent to assignment as contemplated by Section 13.6, this Agreement and each and every provision thereof is for the exclusive benefit of Owner and Operator, and their respective successors and permitted assigns, and is not for the benefit of any third party.

          SECTION 13.14      Cooperation and Further Assurances.

          The parties shall cooperate with each other with respect to the subject matter of and activities contemplated by this Agreement, and each party shall take such further actions and execute such further instruments or documents as any other party reasonably shall request from time to time to implement the purposes of this Agreement.

          SECTION 13.15      Headings.

          The headings of this Agreement are for reference only and shall not be deemed to form part of the text or be used in the construction or interpretation of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the representatives of the parties have executed this Agreement as of date set forth above.

RAFT RIVER ENERGY I LLC

By:	/s/ Daniel Kunz
Name: Daniel Kunz
Title: President

U.S. GEOTHERMAL SERVICES, LLC

By:	/s/ Daniel Kunz
Name: Daniel Kunz
Title: President

EXHIBIT A
REIMBURSABLE O&M COSTS

                    The following costs and expenses incurred by Operator shall be reimbursable by Owner in accordance with Section 6.2 of this Agreement and in accordance with the budget for the applicable Fiscal Year and, after the Placed in Service Date, the operating plan.

                   Part 1. Costs and related expenses reasonably incurred by Operator in the development, construction, operation and maintenance of the Facility, as the case may be, and in accordance with its established personnel policies, including salaries and wages of the personnel engaged in the performance of or in support of the Services, plus the actual rate for payroll additives to cover all employee benefits and allowances for vacation, sick leave, holiday, employee insurance and social and retirement benefits, all payroll taxes, premiums for insurance, worker’s compensation and employer’s liability insurance, and all other insurance premiums measured by payroll costs, and other contributions and benefits imposed by any applicable law or regulation.

                   Part 2. All other direct costs reasonably incurred in the performance of the Services, including, but not limited to, such costs as:

(i)	costs incurred for travel and subsistence of personnel engaged in performance of the Services;

(ii)	costs of all materials, supplies, equipment, temporary facilities and hand tools not owned by the workers, used or consumed in the performance of the Services and remaining the property of Operator;

(iii)	costs of all materials, supplies, and equipment incorporated and utilized in the Facility;

(iv)

reproduction costs and the cost of computer time, including relaxed operator time, and the use of standard programs at standard rates (all other computer programming or outside computer related services to be provided at actual cost);

(v)	minor expenses such as telegrams, long distance telephone calls, telephone service, and similar petty cash items;

(vi)	sales, use or similar taxes related to the Facility or the performance of the obligations hereunder imposed by any governmental authority;

(vii)	losses and expenses, not compensated by insurance or otherwise, incurred by Operator in connection with the performance of the Services hereunder; provided

Exhibit A-1

that Owner shall bear no obligation to reimburse Operator for losses and expenses resulting from the negligence or misconduct of Operator;

(viii)	costs and expenses of attorneys, accountants and other professionals;

(ix)	costs of any and all insurance required by this Agreement;

(x)	royalties payable by Owner, as lessee, under geothermal leases necessary to the operation of the Facility; and

(xi)	any and all other direct costs and expenses not specifically set forth herein incurred incidental to the performance of the Services.

Exhibit A-2

EXHIBIT B
ANNUAL O&M BUDGET FOR
SHORT FISCAL YEAR AND
FISCAL YEAR ONE

Exhibit B-1

EXHIBIT C
PRO FORMA O&M
BUDGET FOR FISCAL YEARS 2008-2028

Quarter Ending	Projected Expenses
August 31, 2006	***
November 30, 2006	***
February 28, 2007	***
May 31, 2007	***
August 31, 2007	***
November 30, 2007	***
February 29, 2008	***
May 31, 2008	***
August 31, 2008	***
November 30, 2008	***
February 28, 2009	***
May 31, 2009	***
August 31, 2009	***
November 30, 2009	***
February 28, 2010	***
May 31, 2010	***
August 31, 2010	***
November 30, 2010	***
February 28, 2011	***
May 31, 2011	***
August 31, 2011	***
November 30, 2011	***
February 29, 2012	***
May 31, 2012	***
August 31, 2012	***
November 30, 2012	***
February 28, 2013	***
May 31, 2013	***
August 31, 2013	***
November 30, 2013	***
February 28, 2014	***
May 31, 2014	***
August 31, 2014	***
November 30, 2014	***
February 28, 2015	***
May 31, 2015	***
August 31, 2015	***
November 30, 2015	***
February 29, 2016	***
May 31, 2016	***
August 31, 2016	***

Exhibit C-1

Quarter Ending	Projected Expenses
November 30, 2016	***
February 28, 2017	***
May 31, 2017	***
August 31, 2017	***
November 30, 2017	***
February 28, 2018	***
May 31, 2018	***
August 31, 2018	***
November 30, 2018	***
February 28, 2019	***
May 31, 2019	***
August 31, 2019	***
November 30, 2019	***
February 29, 2020	***
May 31, 2020	***
August 31, 2020	***
November 30, 2020	***
February 28, 2021	***
May 31, 2021	***
August 31, 2021	***
November 30, 2021	***
February 28, 2022	***
May 31, 2022	***
August 31, 2022	***
November 30, 2022	***
February 28, 2023	***
May 31, 2023	***
August 31, 2023	***
November 30, 2023	***
February 29, 2024	***
May 31, 2024	***
August 31, 2024	***
November 30, 2024	***
February 28, 2025	***
May 31, 2025	***
August 31, 2025	***
November 30, 2025	***
February 28, 2026	***
May 31, 2026	***
August 31, 2026	***
November 30, 2026	***
February 28, 2027	***
May 31, 2027	***
August 31, 2027	***
November 30, 2027	***

Exhibit C-2

EXHIBIT D MAP OF SITE

15
14
13
18
17
GN
1°38'
VALLEY
RIVER
River
Hawkins Road
Narrows Rd
Raft
RAFT
Clear
Cre
T 15 S
22
23
24
19
20
27
26
25
30
29
34
35
36
31
32
R 26 E
R 27 E
RRG-1
RRG-2
RRG-3
RRG-4
RRG-5
RRG-6
RRG-7
Power Plant Site - Unit 1
IDAHO
SITE
LEGEND
Property Status
U.S. Geothermal Property (Surf & Geo)
Crank Lease (Geo)
U.S. Geothermal Property (Surf) Crank Lease (Geo)
U.S. Geothermal Property (Surf) Jensen Investments Lease (Geo)
Jensen Investments Lease (Geo)
Newbold Lease (Geo + Surf)
Stewart Lease (Geo + Surf)
Doman Lease (Geo + Surf)
Stewart Lease (Surf) Jensen Investments Lease (Geo)
Glover Lease (Geo)
Phase 1 Unit (Royalty) Boundary
Phase 1 Property Boundary
GeoFluid Pipeline
Injection Pipeline
Geothermal well
Stream
Intermittent stream
Main road
Secondary road
Boise Meridian, Cassia County, Idaho
HIGHLY CONFIDENTIAL
Phase 1 Unit & Property Boundaries
RAFT RIVER ENERGY I LLC -- PROJECT LANDS

Exhibit D-1

SCHEDULE 6.1
MANAGEMENT FEE

Quarter Ending	Scheduled Management O&M Fee
August 31, 2006	***
November 30, 2006	***
February 28, 2007	***
May 31, 2007	***
August 31, 2007	***
November 30, 2007	***
February 29, 2008	***
May 31, 2008	***
August 31, 2008	***
November 30, 2008	***
February 28, 2009	***
May 31, 2009	***
August 31, 2009	***
November 30, 2009	***
February 28, 2010	***
May 31, 2010	***
August 31, 2010	***
November 30, 2010	***
February 28, 2011	***
May 31, 2011	***
August 31, 2011	***
November 30, 2011	***
February 29, 2012	***
May 31, 2012	***
August 31, 2012	***
November 30, 2012	***
February 28, 2013	***
May 31, 2013	***
August 31, 2013	***
November 30, 2013	***
February 28, 2014	***
May 31, 2014	***
August 31, 2014	***
November 30, 2014	***
February 28, 2015	***
May 31, 2015	***
August 31, 2015	***
November 30, 2015	***
February 29, 2016	***
May 31, 2016	***
August 31, 2016	***

Schedule 6.1 -1

Quarter Ending	Scheduled Management O&M Fee
November 30, 2016	***
February 28, 2017	***
May 31, 2017	***
August 31, 2017	***
November 30, 2017	***
February 28, 2018	***
May 31, 2018	***
August 31, 2018	***
November 30, 2018	***
February 28, 2019	***
May 31, 2019	***
August 31, 2019	***
November 30, 2019	***
February 29, 2020	***
May 31, 2020	***
August 31, 2020	***
November 30, 2020	***
February 28, 2021	***
May 31, 2021	***
August 31, 2021	***
November 30, 2021	***
February 28, 2022	***
May 31, 2022	***
August 31, 2022	***
November 30, 2022	***
February 28, 2023	***
May 31, 2023	***
August 31, 2023	***
November 30, 2023	***
February 29, 2024	***
May 31, 2024	***
August 31, 2024	***
November 30, 2024	***
February 28, 2025	***
May 31, 2025	***
August 31, 2025	***
November 30, 2025	***
February 28, 2026	***
May 31, 2026	***
August 31, 2026	***
November 30, 2026	***
February 28, 2027	***
May 31, 2027	***
August 31, 2027	***
November 30, 2027	***

Schedule 6.1 -2

SCHEDULE 6.3
PROJECTED REVENUES

Quarter Ending	Projected Revenues
August 31, 2006	***
November 30, 2006	***
February 28, 2007	***
May 31, 2007	***
August 31, 2007	***
November 30, 2007	***
February 29, 2008	***
May 31, 2008	***
August 31, 2008	***
November 30, 2008	***
February 28, 2009	***
May 31, 2009	***
August 31, 2009	***
November 30, 2009	***
February 28, 2010	***
May 31, 2010	***
August 31, 2010	***
November 30, 2010	***
February 28, 2011	***
May 31, 2011	***
August 31, 2011	***
November 30, 2011	***
February 29, 2012	***
May 31, 2012	***
August 31, 2012	***
November 30, 2012	***
February 28, 2013	***
May 31, 2013	***
August 31, 2013	***
November 30, 2013	***
February 28, 2014	***
May 31, 2014	***
August 31, 2014	***
November 30, 2014	***
February 28, 2015	***
May 31, 2015	***
August 31, 2015	***
November 30, 2015	***
February 29, 2016	***
May 31, 2016	***
August 31, 2016	***

Schedule 6.3 -1

Quarter Ending	Projected Revenues
November 30, 2016	***
February 28, 2017	***
May 31, 2017	***
August 31, 2017	***
November 30, 2017	***
February 28, 2018	***
May 31, 2018	***
August 31, 2018	***
November 30, 2018	***
February 28, 2019	***
May 31, 2019	***
August 31, 2019	***
November 30, 2019	***
February 29, 2020	***
May 31, 2020	***
August 31, 2020	***
November 30, 2020	***
February 28, 2021	***
May 31, 2021	***
August 31, 2021	***
November 30, 2021	***
February 28, 2022	***
May 31, 2022	***
August 31, 2022	***
November 30, 2022	***
February 28, 2023	***
May 31, 2023	***
August 31, 2023	***
November 30, 2023	***
February 29, 2024	***
May 31, 2024	***
August 31, 2024	***
November 30, 2024	***
February 28, 2025	***
May 31, 2025	***
August 31, 2025	***
November 30, 2025	***
February 28, 2026	***
May 31, 2026	***
August 31, 2026	***
November 30, 2026	***
February 28, 2027	***
May 31, 2027	***
August 31, 2027	***
November 30, 2027	***

Schedule 6.3 -2